UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Brookfield Real Estate Income Trust Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 4, 2025

Dear Stockholder:

Please join us for Brookfield Real Estate Income Trust Inc.’s Annual Meeting of Stockholders on Thursday, June 12, 2025, at 11:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/BRREIT2025. To participate in the meeting, you must have your 16-digit control number that is shown on your proxy card. You will not be able to attend the Annual Meeting in person.

Attached to this letter is a Notice of Annual Meeting of Stockholders and Proxy Statement, which describes the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 4, 2025. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the Annual Meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote electronically at the Annual Meeting. We encourage you to vote by proxy by Internet, by telephone or by proxy card even if you plan to virtually attend the Annual Meeting. This will not limit your right to vote or participate at the Annual Meeting and by doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Brookfield Real Estate Income Trust Inc.

/s/ Michelle L. Campbell

Michelle L. Campbell Secretary

BROOKFIELD REAL ESTATE INCOME TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., Eastern Time, on Thursday, June 12, 2025.

LIVE AUDIO WEBCAST	You can attend the Annual Meeting online by live audio webcast, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/BRREIT2025. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting.

ITEMS OF BUSINESS	1. To elect the director nominees listed in the Proxy Statement.
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 14, 2025.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

/s/ Michelle L. Campbell
Secretary April 4, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

June 12, 2025: This Proxy Statement and our Annual Report are available at www.proxyvote.com and can be accessed by using the 16-digit control number and following the instructions located on the enclosed proxy card.

PROXY VOTING METHODS

If, at the close of business on March 14, 2025, you were a stockholder of record, you may vote your shares at the Annual Meeting by proxy over the Internet, by telephone or by mail in advance of the Annual Meeting, or you may vote electronically at the Annual Meeting. You may also revoke your proxy at the times and in the manners described in the “General Information” section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote by proxy must be received by 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

BROOKFIELD REAL ESTATE INCOME TRUST INC.

Brookfield Place, 250 Vesey Street, 15th Floor

New York, NY 10281

Telephone: 1-855-777-8001

PROXY STATEMENT

Annual Meeting of Stockholders

June 12, 2025

GENERAL INFORMATION

Why am I being provided with these materials?

This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 4, 2025. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Brookfield Real Estate Income Trust Inc. (“we,” “our,” “us,” and “our company”) of proxies to be voted at our Annual Meeting of Stockholders to be held by live audio webcast at 11:00 a.m., Eastern Time, on Thursday, June 12, 2025 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares by proxy via the Internet, by telephone or by mail.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

There is no cumulative voting for these proposals and appraisal rights are not applicable to the matters being voted upon.

Who is entitled to vote?

Stockholders as of the close of business on March 14, 2025 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 69,231,842 shares of common stock outstanding including: 32,469,772 shares of Class I common stock (“Class I shares”), 27,391,406 shares of Class S common stock (“Class S shares”), 147,865 shares of Class D common stock (“Class D shares”), 14,655 shares of Class T common stock (“Class T shares”), 7,826,117 shares of Class C common stock (“Class C shares”) and 1,382,027 shares of Class E common stock (“Class E shares”). You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The presence virtually in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

For Proposal No. 1, the affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. There is no cumulative voting.

For Proposal No. 2, approval of the proposal requires a majority of the votes cast, and under Maryland law, abstentions are not treated as “votes cast.” It is important to note that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) is non-binding and advisory. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee of our Board (the “Audit Committee”) to consider the selection of a different firm.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. Abstentions and broker non-votes will have the effect of a vote against the nominees in Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal No. 2, under Maryland law, abstentions will not affect the outcome.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record as of the Record Date, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet – If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet.

•

By Telephone – If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included on your proxy card in order to vote by telephone.

•

By Mail – You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025, for the voting by proxy of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than June 11, 2025.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How can I attend and vote at the Annual Meeting?

Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BRREIT2025. If you virtually attend the Annual Meeting, you can vote your shares electronically and submit questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting online and vote via the Internet is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BRREIT2025;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/BRREIT2025 on the day of the Annual Meeting;

•	Webcast starts at 11:00 a.m. Eastern Time;

•	Stockholders of record may vote and submit questions while attending the Annual Meeting via the Internet; and

•	You will need your 16-digit control number to enter the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record as of the Record Date, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than June 11, 2025;

•	voting by proxy by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 11, 2025; or

•	attending the Annual Meeting and voting virtually.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our officers and representatives (for no additional compensation) in person or by mail, telephone and electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have hired Broadridge Financial Solutions, Inc. as our proxy distribution and tabulation agent for a fee of approximately $10,000 plus out-of-pocket expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The number of directors that comprise our Board of Directors is currently set at six. Our Board of Directors has considered and nominated each of the following nominees for a term expiring at the 2026 Annual Meeting of Stockholders and when his or her successor is duly elected and qualified: Lori-Ann Beausoleil; Richard W. Eaddy; Thomas F. Farley; Brian W. Kingston; Robert L. Stelzl; and Elisabeth (Lis) S. Wigmore. Action will be taken at the Annual Meeting for the election of these nominees. All six nominees currently serve on the Board.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors

The following information describes the offices held, other business directorships and the term of service of each director nominee.

Name	Age	Principal Occupation and Other Information
Lori-Ann Beausoleil (Independent Director)	61	Ms. Beausoleil has served as one of our independent directors since November 2021. Ms. Beausoleil is a retired Partner of PricewaterhouseCoopers LLP (“PwC”) where she held a variety of leadership positions including National Leader – Compliance, Ethics and Governance and Real Estate Advisory Partner. She also served as the National Forensic Services Leader, a member of PwC’s Deals Leadership Team, Chief Diversity Officer and the National Leader for PwC’s Canadian Real Estate practice. Ms. Beausoleil began her career at Coopers & Lybrand in 1986 and became a partner at PwC in 1999 until her retirement in 2021. Ms. Beausoleil is currently a director and Audit Committee Chair of Canadian Apartment Properties Real Estate Investment Trust (TSX: CAR); a director, Audit Committee member and Governance and Corporate Responsibility Committee member of Metro Inc. (TSX: MRU) and Lead Director and Finance and Audit Committee Chair of Cboe Canada Stock Exchange. Ms. Beausoleil served as a director and Audit Committee Chair of Slate Office REIT (TSX: SOT) from 2001 to 2024. She holds a Bachelor of Commerce from the University of Toronto and is a member of the Canadian Chartered Professional Accountants and is a Fellow Chartered Professional Accountant of Ontario. Ms. Beausoleil is a valuable member of our Board of Directors with her over 38 years of experience focused in the real estate industry and her significant risk, audit, finance, regulatory compliance, investigations, governance and internal audit experience working with a variety of real estate corporations and REITs.

Name	Age	Principal Occupation and Other Information
Richard W. Eaddy (Independent Director)	63	Mr. Eaddy has served as one of our independent directors since November 2021. Mr. Eaddy has served as an Executive Managing Director at Savills plc (LSE: SVS) in its brokerage/advisory practice since July 2008. Mr. Eaddy has over 30 years of experience in real estate, and ten of those years he spent holding full-time state and city-appointed government offices, including serving as project manager for the Grand Central Terminal redevelopment from 1992 to 1996, Executive Director and Chief Executive Officer of Harlem CDC from 1996 to 1998, and Deputy Borough President of the Bronx from 1998 to 2001. In addition, he has held numerous positions in the private and nonprofit sectors, managing commercial projects and initiatives throughout New York City and has been involved with various real estate projects throughout the city. From 2002 to 2022, Mr. Eaddy served as a member of the NYC Planning Commission and currently serves on the board of numerous civic and philanthropic organizations, including the Skyscraper Museum, the Community Service Society of New York, the Bowery Residents’ Committee and Madison Square Boys and Girls Club. In addition, Mr. Eaddy is a member of the Real Estate Board of New York (“REBNY”) and was a co-recipient of REBNY’s 2021 Edward S. Gordon Memorial Award for Most Ingenious Deal of the Year. Mr. Eaddy holds a M.S. in Real Estate Development from Columbia University and a B.A. in Social Studies and Theater from Wesleyan University. Mr. Eaddy is a valuable member of our Board of Directors and has a unique insight into our investment activities because of his extensive experience in the real estate industry.

Thomas F. Farley (Independent Director)	69	Mr. Farley has served as one of our independent directors since November 2021. Mr. Farley is a corporate director with over 40 years of real estate industry experience. He has served as chair of the board of trustees of Slate Office REIT (TSX: SOT) from January 2021 to November 2022 and as a member of its board of trustees from June 2017 to November 2022. Mr. Farley has also served as a member of the board of trustees of Slate Grocery REIT (TSX: SGR) from 2014 to 2022, and as chair of its board of trustees from 2014 to 2020. Prior to these positions, Mr. Farley was chair of the board of directors of Brookfield Canada Office Properties and President and Global Chief Operating Officer of Brookfield Office Properties Inc. from 2010 to 2014. Further, he served as chair of the board of directors of Brookfield Johnson Controls from 2003 to 2014. Mr. Farley received a Certificate in Real Estate Finance (CRF) designation from the Real Estate Institute of Canada, he completed the executive management program of the American Management Institute and holds a B.A. from the University of Victoria. Mr. Farley is a valuable member of our Board of Directors because of his significant experience in the real estate industry and his experience as a member of the board of directors of several other public REITs.

Name	Age	Principal Occupation and Other Information
Brian W. Kingston	51	Mr. Kingston has served as our Chief Executive Officer since March 2023 and as Chairman of the Board since November 2021. Mr. Kingston has also served as a Managing Partner and Chief Executive Officer of Brookfield’s Real Estate Group and Brookfield Property Partners L.P. since 2015. Mr. Kingston joined Brookfield in 2001 and holds an Honors Bachelor of Commerce from Queens University. Mr. Kingston is a valuable member of our Board of Directors because of his vast real estate experience, his history with Brookfield and his leadership of Brookfield’s Real Estate Group.

Robert L. Stelzl (Independent Director)	79	Mr. Stelzl has served as one of our independent directors since November 2021. Mr. Stelzl has served as a member of the board of directors of Brookfield DTLA Fund Office Trust Investor Inc. since 2014 and Brookfield Residential Properties Inc. since 2011. Mr. Stelzl served on the Van Eck family of mutual funds’ board of trustees and chair of its Governance Committee from 2007 through 2021. Mr. Stelzl is a private real estate investor and investment manager. He currently serves as a trustee of several private trusts which hold substantial real estate and other assets. In 2003 he retired from a private, global real estate equity fund manager after 14 years as principal and member of the Investment Committee. Mr. Stelzl holds a M.B.A. from Harvard Business School, a B.A. in Fine Arts and a B.A. in Architecture from Rice University. Mr. Stelzl is a valuable member of our Board of Directors because of his experience of over 35 years in commercial real estate and finance.

Elisabeth (Lis) S. Wigmore (Independent Director)	62	Ms. Wigmore has served as one of our independent directors since November 2021. Ms. Wigmore has served as a member of the board of directors, chair of the governance, nominating and compensation committees, a member of the investment committee, a member of the audit committee and a member of the special committee of Artis Real Estate Investment Trust (TSX: AX.UN) since 2020. She served as the chair of governance at Pinchin Ltd. from 2018 to 2021 and served as a member of the board of directors of Pure Industrial Real Estate Trust from 2017 to 2018, Invesque Inc. from 2018 to 2019, and Fred Victor from 2013 to 2019. She was also Chief Operating Officer of IPC US Real Estate Investment Trust from 2001 to 2007. Ms. Wigmore holds a M.B.A. from York University (Schulich) and is a Chartered Director (C.Dir) from DeGroote School of Business. Ms. Wigmore is a valuable member of our Board of Directors because of her more than 30 years of real estate experience and her experience as a corporate director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

We are externally managed by Brookfield REIT Adviser LLC (the “Adviser”), an affiliate of Brookfield Asset Management Ltd. (“BAM” and together with Brookfield Corporation and their affiliates, “Brookfield”). Pursuant to an advisory agreement among us, Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”) and the Adviser (the “Advisory Agreement”), the Adviser is responsible for implementing our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors.

Our Board of Directors manages or directs our business and affairs, as provided by Maryland law, and conducts its business through meetings of the Board of Directors and one standing committee, the Audit Committee.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	our Board of Directors is not classified and each of our directors is subject to re-election annually;

•	our Bylaws provide for a majority vote standard in the election of directors;

•

we have fully independent Audit Committee and pursuant to our Corporate Governance Guidelines, only independent directors may nominate replacements for vacancies in the independent directors’ positions;

•	our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and

•	we have implemented a range of other corporate governance best practices.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines and Audit Committee charter require a majority of the members of our Board of Directors and all members of our Audit Committee to be “independent” directors. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current New York Stock Exchange (“NYSE”) corporate governance rules for listed companies, the applicable rules of the Securities and Exchange Commission (the “SEC”) and the provisions of our Charter and Bylaws, each as in effect from time to time. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

Our Board of Directors has affirmatively determined that each of Mses. Beausoleil and Wigmore and Messrs. Eaddy, Farley and Stelzl is independent under the guidelines for director independence under our Charter and Bylaws and all applicable NYSE guidelines and SEC rules including with respect to committee membership. Our Board also has determined that each of Ms. Beausoleil and Messrs. Eaddy and Stelzl is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Our Charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our Charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with the sponsor or the Adviser. A director is deemed to be associated with Brookfield or the Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Brookfield, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Brookfield or advised by the Adviser. A business or professional relationship or an interest in our sponsor, the Adviser or any of their affiliates will be deemed material per se if the gross revenue derived by the director from Brookfield, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Brookfield, the Adviser or any of their affiliates.

For so long as the Advisory Agreement is in effect, the Adviser has the right to nominate, subject to the approval of such nomination by our Board of Directors, four affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of directors being independent directors. Our Board of Directors must also consult with the Adviser in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director.

Director Nomination Process

Because the Board of Directors believes that all of our directors should be involved in the process of nominating persons for election as directors and we are not required to have a nominating committee, the Board of Directors as a whole performs the functions of nominating committee and is responsible for reviewing the requisite skills and characteristics of the nominees for the Board of Directors. However, only independent directors may nominate replacements for vacancies in the independent director positions.

The Board of Directors weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the Board also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Board does at a minimum assess each candidate’s demonstrated personal integrity and moral character, willingness to apply sound and independent business judgment for the long-term interest of stockholders, relevant business or professional experience, technical expertise or specialized skills, ability to work collegially with other members of the Board and ability to commit sufficient time to effectively carry out the duties of a director. Moreover, each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us, and at least one of the independent directors must have at least three years of relevant real estate experience. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.

In identifying prospective director candidates, the Board may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Board also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of our company. The Board utilizes the same criteria for evaluating candidates regardless of the source of the referral.

When considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Board will consider director candidates recommended by stockholders. Any recommendation submitted to our Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written undertaking of the candidate certifying (a) that such candidate is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us, (b) that such candidate will serve as a director of our company if elected and (c) whether such candidate, if elected, would be an independent director. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brookfield Real

Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2026 Annual Meeting.”

Board Structure

Mr. Kingston serves as both our Chairman of the Board and Chief Executive Officer and is responsible for leading our overall strategy and overseeing our day-to-day operations.

The Board of Directors is of the view that “one-size” does not fit all. There is no clear evidence that any one leadership structure is more effective at creating long-term stockholder value. The decision of whether to combine or separate the positions of Chief Executive Officer and Chairman varies company-to-company and depends upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be separated based on what the Board of Directors believes is best for us and our stockholders. Although we do not have a lead independent director, our Board of Directors believes the current structure is appropriate, as all of our independent directors are actively involved in meetings of our Board of Directors. Furthermore, the Board of Directors believes that the skills and experience of Mr. Kingston makes him highly qualified to lead the Board of Directors.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are held following each regularly scheduled Board meeting. Our Corporate Governance Guidelines provide that the lead independent director, if any, or a director designated by the non-management directors shall serve as such presiding director.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the Chairman of our Board of Directors or with the non-management directors as a group or an individual director, may do so by addressing such communications or concerns to the Secretary of our company, at Brookfield Real Estate Income Trust Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, who will forward such communication to the appropriate party.

Board Committees and Meetings

We expect our directors to attend all Board meetings and all of their respective committee meetings. Directors may participate by video or teleconference if they are unable to attend in person. During the year ended December 31, 2024, the Board held five meetings and all of our directors attended 100% of those meetings.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All of our directors attended our 2024 annual meeting of stockholders.

Audit Committee

Our Board of Directors has established an Audit Committee, which consists of Ms. Beausoleil and Messrs. Eaddy and Stelzl, each an independent director. Ms. Beausoleil serves as the chairperson of the Audit Committee. Ms. Beausoleil qualifies as an “audit committee financial expert” as that term is defined by the SEC.

During the year ended December 31, 2024, the Audit Committee held four meetings and all Audit Committee members attended 100% of those meetings.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brookfieldreit.com under About/Leadership/Governance Documents, and include oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, performance and independence of our independent accountants; and

•	cybersecurity risk.

The Audit Committee is responsible for engaging our independent auditors, reviewing the plans and results of each audit engagement with our independent auditors, approving professional services provided by our independent accountants, considering the range of audit and non-audit fees charged by our independent auditors and reviewing the adequacy of our internal accounting controls.

The Audit Committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act. The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.

Compensation Committee

We do not have a standing Compensation Committee because we do not directly compensate our executive officers or reimburse the Adviser and its affiliates for the salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans, and the cost of insurance for persons who also serve as our executive officers or who provide investment advisory services to us. We do not have a charter that governs the process of setting compensation. We are externally managed by the Adviser pursuant to the Advisory Agreement and currently we have no employees. For information regarding the compensation of our executives, see the “Executive Compensation” section included in this Proxy Statement.

Corporate Governance

We have adopted Corporate Governance Guidelines to advance the functioning of our Board of Directors and its committees and to set forth our Board of Directors’ expectations as to how it and they should perform its and their respective functions. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by our Board of Directors.

Our Corporate Governance Guidelines and Audit Committee charter and other corporate governance information are available on our website at www.brookfieldreit.com under About/Leadership/Governance Documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

Code of Business Conduct & Ethics

We have adopted Brookfield’s Code of Business Conduct and Ethics (the “Code”). The Code applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions. The Code is designed to comply with SEC regulations relating to codes of conduct and ethics. The Code may be found on our website at www.brookfieldreit.com under About/Leadership/Governance Documents. We do not have a hedging policy for our officers and directors at this time and we have no employees.

We will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Insider Trading Policy
The Board of Directors has adopted a Personal Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by directors and employees of Brookfield. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Oversight of Risk Management
The Board is actively involved in overseeing our risk management. Under the Corporate Governance Guidelines, the Board is responsible for assessing the major risks facing us and our business and approving and monitoring appropriate systems to manage those risks. Under its charter, the Audit Committee is responsible for reviewing and approving our policies with respect to risk assessment and management, particularly financial risk exposure, and discussing with management the steps taken to monitor and control risks.
Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers other than Mr. Kingston, whose biographical information is presented under “Nominees for Election to the Board of Directors.”

Name	Age	Principal Occupation and Other Information
Dana E. Petitto	47	Ms. Petitto has served as our Chief Operating Officer and Portfolio Manager since January 2024 and prior to that served as our Chief Financial Officer since November 2021. Ms. Petitto has served as a Managing Director of Finance in Brookfield’s Real Estate Group since 2018. Ms. Petitto joined Brookfield in 2005 and has held numerous roles across the organization during her tenure. She was initially Assistant Controller for Brookfield Office Properties Inc., followed by Vice President and Controller and then Senior Vice President, Finance, before moving to Brookfield Property Partners L.P. in 2013, where she served as Senior Vice President, Finance until 2018. Prior to joining Brookfield, Ms. Petitto was a manager in the corporate finance department of Bristol-Myers Squibb Company from 2003 to 2005, following three years in the audit group at KPMG LLP. Ms. Petitto holds a B.S. in Accounting from the A.B. Freeman School of Business at Tulane University.

Theodore C. Hanno	40	Mr. Hanno has served as our Chief Financial Officer since January 2024 and as a Managing Director in Brookfield’s Real Estate Group since 2025. Mr. Hanno previously served as our Chief Accounting Officer from 2021 to 2023. Mr. Hanno joined Brookfield in 2019 and has served as the Controller for Brookfield’s open-end
U.S. core-plus fund, responsible for the accounting, reporting and operations of the fund. Prior to joining Brookfield, Mr. Hanno served as Director and Controller at Guggenheim Partners from 2014 to 2019, leading the team responsible for the accounting and reporting for their open-end
		real estate fund. Mr. Hanno has also held positions at TA Associates Realty from 2011 to 2014 and at the public accounting firm Caturano and Company from 2007 to 2009. Mr. Hanno is a Certified Public Accountant and holds an M.S. in Accounting from the University of Massachusetts Amherst and a B.S. in Accounting from Boston College.

Name	Age	Principal Occupation and Other Information
Michelle L. Campbell	54	Ms. Campbell has served as our Secretary since November 2021 and has served as a Senior Vice President in Brookfield’s Real Estate Group since 2016. Ms. Campbell previously served in various legal positions since joining Brookfield in 2007. Ms. Campbell served on the board of directors for Brookfield DTLA Fund Office Trust Investor Inc. (NYSE: DTLA-P) from 2014 to 2025 and as its Senior Vice President and Secretary since 2016. Ms. Campbell holds an Honors Bachelor of Business Administration from Wilfred Laurier University and an Honors Bachelor of Laws from the University of Western Ontario.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than ten percent of our common stock file initial reports of ownership of our common stock and changes in such ownership with the SEC. During the fiscal year ended December 31, 2024, Brookfield Corporation failed to timely file one Form 4. Based solely on a review of the written statements and copies of such reports furnished to us, we believe that during fiscal year ended December 31, 2024, all other Section 16(a) filing requirements were timely satisfied.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

Deloitte & Touche LLP was appointed as our independent registered public accounting firm on November 11, 2021.

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit fees(1)	$976,400	$917,500
Audit-related fees(2)	—	—
Tax fees	—	—
All other fees	—	—
Total:	$976,400	$917,500

(1)	Audit fees include fees for the audit of our annual financial statements and consents and review of certain documents filed with securities regulatory authorities.
(2)	Audit-related fees include acquisition audits of significant property acquisitions to comply with the SEC’s Regulation S-X Rule 3-14.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee of our Board of Directors, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee and must include a description of the services to be provided and a statement by the independent registered public accounting firm and our principal accounting officer confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members or a subcommittee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence. Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that our audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Lori-Ann Beausoleil

Richard W. Eaddy

Robert L. Stelzl

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser does not identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Director Compensation

Our independent directors receive an annual retainer of $125,000, plus an additional retainer of $20,000 to the chairperson of the Audit Committee. We pay 50% of this compensation in cash in quarterly installments and the remaining 50% in an annual grant of restricted shares of our Class E common stock at the then-current transaction price for Class E shares, which generally will be the prior month’s net asset value (“NAV”) per Class E share. The annual grant of Class E shares of restricted stock occurs on the first business day of the second quarter of each year. This restricted stock generally vests one year from the date of grant, provided that shares of restricted stock will become fully vested on the earlier to occur of (i) the termination of the recipient’s service as a director due to his or her death, disability or our failure to renominate the independent director to the Board, or (ii) a change in control of our company. Shares of restricted stock are eligible to participate in our distribution reinvestment plan. Shares of restricted stock will not be eligible for repurchase pursuant to our share repurchase plan until fully vested, which will generally not occur until one year from the date of the grant of such shares, subject to earlier vesting upon certain events as described above.

We do not pay our directors additional fees for attending Board of Directors meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings (including, but not limited to, airfare, hotel and food). Our director who is affiliated with the Adviser and Brookfield does not receive additional compensation for serving on the Board of Directors or committees thereof.

The table below sets forth information regarding director compensation for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lori-Ann Beausoleil	72,500	72,500	145,000
Richard W. Eaddy	62,500	62,500	125,000
Thomas F. Farley	62,500	62,500	125,000
Brian W. Kingston(2)	—	—	—
Robert L. Stelzl	62,500	62,500	125,000
Elisabeth (Lis) S. Wigmore	62,500	62,500	125,000

(1)	Represents the aggregate grant date fair value of restricted stock granted during 2024.
(2)	This individual is not an independent director.

Equity Compensation Plan Information

As of December 31, 2024, we did not have an equity compensation plan or individual compensation arrangement under which equity securities of the registrant are authorized for issuance other than the restricted stock granted to our directors as described under “Executive and Director Compensation—Director Compensation” which description is incorporated herein by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We are externally managed by the Adviser pursuant to the Advisory Agreement and currently we have no employees. We do not directly compensate our executive officers or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as our executive officers. For information regarding the compensation of our executives, see the “Executive Compensation” section included in this Proxy Statement. We are party to certain transactions with the Adviser described in “Transactions with Related Persons” below. During the last completed fiscal year, none of our executive officers served as: (i) a member of a compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; or (ii) a director of another entity, one of whose executive officers served on our board of directors.

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 14, 2025 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership of our voting securities is based on 69,231,842 outstanding shares of our common stock as of March 14, 2025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
5% Stockholder:
Regents of the University of California(1)	18,195,051	26.28%
Directors and Named Executive Officers:
Lori-Ann Beausoleil(2)(3)	20,074	*
Michelle L. Campbell(3)	—	—
Richard W. Eaddy(2)(3)	17,305	*
Thomas F. Farley(2)(3)	55,459	*
Theodore C. Hanno(3)	5,051	*
Brian W. Kingston(3)	—	—
Dana E. Petitto(3)	19,265	*
Robert L. Stelzl(2)(3)	17,305	*
Elisabeth (Lis) S. Wigmore(2)(3)	17,305	*
Directors and named executive officers as a group (nine persons)	151,764	0.22%

*	Less than 1%
(1)

Based on a Schedule 13G filed with the SEC on January 6, 2025 and other records provided to us. The address for Regents of the University of California is 1111 Franklin Street, Oakland, California 94607.

(2)	Beneficial ownership number includes unvested restricted shares granted as director compensation for the year ending December 31, 2024.
(3)	The address for each of the persons indicated is in care of our principal executive offices at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS AND CONFLICTS OF INTEREST

The following describes all transactions during the fiscal year ended December 31, 2024 and currently proposed transactions involving us, our directors, our Adviser, Brookfield and any affiliate thereof.

Advisory Agreement

Pursuant to the Advisory Agreement, our Board of Directors has delegated to the Adviser the authority to implement our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Directors.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investment and financing activities and operations;

•

purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for our portfolio with respect to investment opportunities and our investments, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors;

•

investigating, analyzing, evaluating, structuring and negotiating, on our behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of investments with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives;

•	providing us with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring our investments;

•	negotiating, arranging and executing any borrowings or financings in accordance with our investment guidelines;

•	engaging and supervising, on our behalf and at our expense, various service providers;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting matters with our joint venture or co-investment partners;

•	advising us as to our capital structure and capital raising activities; and

•	overseeing, or arranging for, the performance of the administrative services necessary for our operation.

Management Fee, Performance Fee and Expense Reimbursement

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.25% of our net asset value (“NAV”) of the Class T, Class S, Class D, Class C and Class I shares (collectively, the “Participating Shares”) per annum payable monthly, and the Operating Partnership pays the Adviser a management fee equal to 1.25% of the Operating Partnership’s NAV of the Class C, Class D, Class D-1, Class I, Class S, Class S-1, Class T and Class T-1 units of the Operating Partnership held by unitholders other than us (collectively, the “Participating Units”) per annum payable monthly. In addition, we and the Operating Partnership pay the Adviser a management fee equal to 1.25% per annum payable monthly of the aggregate consideration on all real properties held by specific Delaware statutory trusts (“DST Properties”) subject to a FMV option held by the Operating Partnership (the “FMV Option”). For avoidance of doubt, the Adviser does not receive a duplicative management fee with respect to any DST Property. In calculating the management fee, we use our NAV and the Operating Partnership’s NAV before giving effect to any accruals for the management fee, the performance fee, the stockholder servicing fee, the investor servicing fee or distributions payable on our shares or the Operating Partnership’s units. No management fee is paid with respect to Class E shares or Class E units of the Operating Partnership.

The management fee may be paid, at the Adviser’s election, in cash, Class E or Class I shares, or Class E or Class I units of the Operating Partnership. If the Adviser elects to receive any portion of its management fee in Class E or Class I shares, we may repurchase such shares from the Adviser at a later date without such shares being subject to the repurchase limits in our share repurchase plan or any early repurchase deduction. To date, the Adviser has elected to receive its management fee in Class I or Class E shares.

During the year ended December 31, 2024, management fees earned by our Adviser were $11.2 million.

Performance Fee. Pursuant to the Advisory Agreement, the Adviser receives a performance fee with respect to the Participating Shares paid annually in an amount equal to 12.5% of the total return in excess of a 5% total return (after recouping any loss carryforward amount), subject to a catch-up. Total return is defined as distributions paid or accrued plus the change in our NAV, adjusted for subscriptions and repurchases. We do not pay the Adviser a performance fee with respect to the Class E shares. In addition, to the extent that the Operating Partnership issues Participating Units, the Operating Partnership will pay the Adviser a performance fee with respect to such Participating Units paid annually in an amount equal to 12.5% of the total return in excess of a 5% total return (after recouping any loss carryforward amount), subject to a catch-up.

The performance fee may be paid, at the Adviser’s election, in cash, Class E or Class I shares, or Class E or Class I units of the Operating Partnership. If the Adviser elects to receive any portion of its performance fee in Class E or Class I shares, we may repurchase such shares from the Adviser at a later date. We expect to repurchase any such Class E shares or Class I shares at the transaction price in effect for repurchases made on such date under our share repurchase plan. Class E and Class I common stock obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any early repurchase deduction. The Adviser is not obligated to return any portion of the performance fees it receives based on our subsequent performance. In the event the Advisory Agreement is terminated or expires by non-renewal, the Adviser will be paid any accrued performance fee with respect to all Participating Shares and Participating Units as of the date of such termination or non-renewal.

During the year ended December 31, 2024, performance fees earned by our Adviser were nil.

Expense Reimbursements. We will reimburse the Adviser for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate-related investments, whether or not such investments are acquired, and (5) administrative service expenses, including, but not limited to, personnel and related employment costs incurred by the Adviser or its affiliates in performing administrative services on our behalf (including legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services) and the Adviser’s reasonable estimates of the allocable portion of salaries, bonuses and wages, benefits and overhead of all individuals performing such services, provided that no reimbursement shall be made for expenses related to personnel of the Adviser and its affiliates who provide investment advisory services to us pursuant to the Advisory Agreement or who serve as our directors or executive officers as designated by our Board of Directors. Such costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV), reports to be filed with the Commodities Futures Trading Commission, reports, disclosures or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and other investment funds, REITs, vehicles, accounts, products and other similar arrangements for which Brookfield currently acts, or will act in the future, as sponsor, general partner or manager to, or otherwise participate in, including proprietary accounts (collectively, “Other Brookfield Accounts”)).

The Adviser advanced all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 5, 2023 subject to the following reimbursement terms: (1) we reimburse the Adviser for all such advanced expenses paid through July 5, 2022 ratably over the 60 months following July 6, 2022; and (2) we reimburse the Adviser for all such advanced expenses paid from July 6, 2022 through July 5, 2023 ratably over the 60 months following July 6, 2023. We reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2023. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares.

Pursuant to our Charter, our total operating expenses are limited during any four fiscal quarters to the greater of (a) 2.0% of our average invested assets and (b) 25.0% of our net income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified.

For the four consecutive quarters ended December 31, 2024, our total operating expenses did not exceed this threshold and were 1.0% of our average invested assets and 31.5% of our net income.

Independent Directors’ Review of Compensation

Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. Our independent directors supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our assets;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;

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additional revenues realized by the Adviser and its affiliates through their advisory relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our assets in relationship to the investments generated by the Adviser for its own account.

Sub-Advisory Agreement

Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”), we have engaged Oaktree Fund Advisors, LLC (the “Sub-Adviser”), a subsidiary of Brookfield Oaktree Holdings, LLC (“Oaktree”). Brookfield holds a majority economic interest in Oaktree’s business. The Sub-Adviser has been engaged to (i) provide services related to the acquisition, management and disposition of certain of our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid real estate-related equity or debt securities, private debt investments and other investments for which there is reasonable liquidity) in accordance with, and subject to, our investment objectives, strategy, guidelines, policies and limitations; and (ii) provide certain services with respect to commercial mortgage-backed securities identified by the Adviser subject to specified guidelines and limitations.

The Sub-Advisory Agreement may be terminated by the Adviser or by the Sub-Adviser at any time and will terminate immediately in the event of termination of the Advisory Agreement. In addition, the Sub-Advisory Agreement may be terminated (1) at any time, without payment of any penalty, by our board of directors; (2) by the Adviser, (a) upon no less than 60 days’ prior written notice to the Sub-Adviser, (b) at any time, if the Sub-Adviser materially breaches any of the representations and warranties set forth in the Sub-Advisory Agreement, including if the Sub-Adviser is not in material compliance with its obligations under the Investment Advisers Act of 1940, as amended, or (c) at any time, if the Sub-Adviser becomes unable to discharge its duties and obligations under the Sub-Advisory Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could materially adversely affect us; or (3) by the Sub-Adviser, (x) upon no less than 120 days’ prior written notice to the Adviser, (y) at any time, if the Adviser materially breaches any of the representations and warranties set forth in the Sub-Advisory Agreement, or (z) at any time, if the Adviser becomes unable to discharge its duties and obligations under the Sub-Advisory Agreement, including circumstances such as financial insolvency of the Adviser.

The fees paid to the Sub-Adviser under the Sub-Advisory Agreement are not paid by us, but instead are paid by the Adviser out of the management and performance fees that we pay to the Adviser. The expense reimbursements that we pay to the Adviser include expenses incurred by the Sub-Adviser on our behalf that the Adviser is required to reimburse to the Sub-Adviser under the Sub-Advisory Agreement. In the event that the Sub-Advisory Agreement is terminated, the Sub-Adviser will be paid all accrued and unpaid fees and expense reimbursements thereunder through the date of termination. The Sub-Adviser performs its duties and serves as a fiduciary under the Sub-Advisory Agreement.

Dealer Manager Agreement

We entered into a Dealer Manager Agreement with Brookfield Oaktree Wealth Solutions, LLC (the “Dealer Manager”), a registered broker dealer affiliated with the Adviser, in connection with our public offering of common stock (the “Offering”), pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the Offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Upfront Selling Commissions and Dealer Manager Fees. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the Offering; provided however that such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the Offering. Subject to any discounts, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the Offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan. The Dealer Manager anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Stockholder Servicing Fees. Subject to Financial Industry Regulatory Authority (FINRA) limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay a stockholder servicing fee with respect to our outstanding Class I or Class E shares.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers. The stockholder servicing fee is similar to a selling commission in that the expenses borne by such participating broker-dealers with respect to such services may be different from (and may be substantially less than) the amount of stockholder servicing fees charged. Stockholder servicing fees are paid on Class T, Class S and Class D shares issued under our distribution reinvestment plan. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable dealer agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the sum of the gross proceeds from the sale of such shares. At the end of such month, any Class T share, Class S share or Class D share held in such stockholder’s account will convert into a number of Class I shares, each with an equivalent aggregate NAV as such shares.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of the primary portion of the registered offering in which such shares were sold on which, in the aggregate, underwriting compensation from all sources in connection with such offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of our Offering.

For the year ended December 31, 2024, substantially all of the upfront selling commissions, dealer manager and stockholder servicing fees were retained by, or reallowed (paid) to, participating broker-dealers.

DST Dealer Manager Agreement

In connection with the launch of our DST program (the “DST Program”), Brookfield Real Estate Exchange LLC (the “DST Sponsor”), the Dealer Manager and, solely with respect to its obligations with respect to the investor servicing fee, the Operating Partnership, entered into a DST dealer manager agreement (the “DST Dealer Manager Agreement”), pursuant to which the Dealer Manager serves as the dealer manager for our Delaware statutory trust (“DST”) offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, each DST will pay the Dealer Manager upfront selling commissions of up to 5.0% of the total cash purchase price paid per DST interest sold, upfront dealer manager fees of up to 1.0% of the total cash purchase price paid per DST interest sold, and placement fees in an amount up to 1.0% of the total cash purchase price paid per DST interest sold. Additionally, each DST will pay to the Dealer Manager an ongoing investor servicing fee of up to 0.25% per annum of the total cash purchase price paid for the DST interests sold in the applicable DST offering.

The Operating Partnership will pay the Dealer Manager, solely with respect to Operating Partnership units issued in connection with the FMV Option in exchange for DST interests and only until the fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating distribution agent that sold such DST interests in a DST offering has been reached, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class T-1 units, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class S-1 units and an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the applicable Class D-1 units. No investor servicing fee will be paid for Class I units. All or a portion of the selling commissions, dealer manager fees, and investor servicing fees may be reallowed to participating distribution agents, as set forth in the applicable agreement between the Dealer Manager and such participating distribution agent.

During the year ended December 31, 2024, DST Program selling commissions, dealer manager fees and investor servicing fees were $213,099, all of which were retained by, or reallowed (paid) to, participating distribution agents, and DST Program placement fees were $158,546.

Other DST Program Fees

In connection with the DST Program, the following additional fees and expenses are paid to the DST Sponsor and its affiliates in addition to those described above.

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Each DST, or BREX Manager LLC, an affiliate of the DST Sponsor (the “DST Manager”) or its affiliate, will pay us, the DST Sponsor or our or its assignee a fixed percentage fee of up to 0.5% of the total cash purchase price paid for the DST Interests sold in the applicable DST offering as reimbursement for organizational and offering costs and related expenses, assuming that the maximum offering amount of the relevant DST offering is sold without discounts.

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Each DST, or the DST Manager or its affiliate, will pay the DST Sponsor or its assignee a fixed percentage fee of up to 0.5% of the total cash purchase price paid for the DST Interests sold in the applicable DST offering, assuming that the maximum offering of the relevant DST offering is sold without discounts, as reimbursement for legal and closing costs incurred in connection with the due diligence and acquisition of the applicable DST Property, including but not limited to certain closing costs with respect to such DST Property, such as title insurance, transfer taxes, recording fees, legal fees and other expenses that may be incurred in the purchase of real estate.

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If a DST Property is subject to mortgage indebtedness, each DST, or the DST Manager or its affiliate, will pay to the applicable lender (i) a loan fee and (ii) reimbursement for any costs and fees, including recording fees and taxes, legal fees, title fees and other expenses associated with the closing of such indebtedness. Affiliates of the Adviser may provide mortgage financing with respect to certain DST Properties, and therefore may receive the foregoing fees and reimbursements in connection with such services.

During the year ended December 31, 2024, other DST related fees and expenses paid to the DST Sponsor and its affiliates were $425,664.

Brookfield Repurchase Arrangement

One or more affiliates of Brookfield (individually or collectively, as the context may require, the “Brookfield Investor”) was issued shares of our common stock and Operating Partnership units (“OP Units”) in connection with its contribution of certain properties to us on November 2, 2021 (the “Brookfield Portfolio”). We and the Operating Partnership have entered into a repurchase arrangement with the Brookfield Investor (the “Brookfield Repurchase Arrangement”) pursuant to which we and the Operating Partnership will offer to repurchase shares of common stock or OP Units from the Brookfield Investor at a price per unit equal to the most recently determined NAV per share or OP Unit immediately prior to each repurchase. Pursuant to the terms of the Brookfield Repurchase Arrangement, the Brookfield Investor has agreed to not seek repurchase of its shares or OP units if doing so would bring the value of its equity holdings in us and the Operating Partnership below $50 million. The Brookfield Investor may cause us to repurchase our shares and the Operating Partnership to repurchase its OP units (above the $50 million minimum), in an amount equal to the sum of (a) the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps (after accounting for third-party investor repurchases) and (b) 25% of the amount by which net proceeds from our public offering of common stock and our private offerings of common stock for a given month exceed the amount of repurchases for such month pursuant to our share repurchase plan. We will not effect any such repurchase during any month in which the full amount of all shares requested to be repurchased by third-party investors under the share repurchase plan is not repurchased.

For the year ended December 31, 2024, we and the Operating Partnership did not repurchase any shares or OP Units from the Brookfield Investor as part of the Brookfield Repurchase Arrangement.

Brookfield Subscription Agreement

On November 30, 2021, the Operating Partnership and the Brookfield Investor entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Brookfield Investor agreed to purchase up to $83 million in Class E OP Units upon the request of the general partner of the Operating Partnership (the “OP GP”), of which we are the sole member. The Class E OP Units purchased by the Brookfield Investor pursuant to the Subscription Agreement are not subject to the Brookfield Repurchase Arrangement. The Brookfield Investor has the right to cause the Operating Partnership to redeem all or a portion of the Class E OP Units it purchases pursuant to the Subscription Agreement for, at the sole discretion of the OP GP, shares of common stock, cash or a combination of both.

On December 1, 2021, the Brookfield Investor was issued 3,756,480 Class E OP Units for $45 million of proceeds. On January 3, 2022, the Brookfield Investor was issued 3,075,006 Class E OP Units for $38 million of proceeds. On June 29, 2022, we entered into an agreement with the Operating Partnership and the Brookfield Investor pursuant to which all such Class E OP Units issued to the Brookfield Investor in connection with the Brookfield Subscription Agreement were converted to Class I shares at the then-applicable conversion factor per unit based on the most recently determined NAV of Class E OP Units and Class I shares.

On April 3, 2023, the Brookfield Investor was issued 756,475 Class I shares in the Offering in exchange for $10.0 million. On May 1, 2023, the Brookfield Investor was issued 617,909 Class I shares in the Offering in exchange for $8.0 million. On August 1, 2024, the Brookfield Investor was issued 633,194 Class I shares in the Offering in exchange for $7.1 million. The Class I shares held by the Brookfield Investor in connection with the Brookfield Subscription Agreement and subsequent subscriptions are not subject to the Brookfield Repurchase Arrangement, but the Brookfield Investor may request that we repurchase its shares, in whole or in part, subject to the terms and conditions of our share repurchase plan. On December 31, 2024, the Brookfield Investor submitted a repurchase request for $7.1 million through our share repurchase plan, which was paid in January 2025.

Brookfield Distribution and Exchange Transaction

On November 8, 2024, we, the Operating Partnership, the general partner of the Operating Partnership and the Brookfield Investor entered into an agreement pursuant to which we repurchased, at the then-current transaction price, 25,123,346 Class I shares and 2,173,519 Class E shares held by the Brookfield Investor in exchange for an in-kind distribution to the Brookfield Investor of 25,123,346 Class I units and 2,173,519 Class E units. The repurchase was made outside of our share repurchase plan in a non-cash transaction.

Affiliate Line of Credit

In November 2021, we entered into a revolving line of credit with an affiliate of Brookfield (the “Affiliate Line of Credit”), providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125.0 million. The Affiliate Line of Credit has a maturity date of November 2, 2025, with one-year extension options, subject to the lender’s approval. Borrowings under the Affiliate Line of Credit bear interest at a rate of the lowest then-current interest rate for any similar credit product offered by a third-party lender to us or our subsidiaries or, if not available, SOFR plus a 0.10% credit adjustment and a 2.25% margin.

During the year ended December 31, 2024, we borrowed $93.5 million on the Affiliate Line of Credit and repaid $80.7 million. As of December 31, 2024, there was $12.8 million of outstanding borrowings on the Affiliate Line of Credit.

Affiliate Loan to DST Property

In September 2024, we entered into a mortgage loan agreement with an affiliate of Brookfield. The loan is secured by a multifamily property that is part of the DST Program. Under the terms of the loan agreement, we borrowed an aggregate principal amount of $67.0 million at a fixed rate of 4.2% with a maturity date of September 30, 2034.

For the year ended December 31, 2024, we incurred $0.8 million in interest expense related to this loan.

Other Fees and Expenses

We may retain certain of the Adviser’s affiliates for necessary services relating to our investments or operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters.

During the fiscal year ended December 31, 2024, the following affiliate arrangements were in place:

Real Estate Services

We have engaged Brookfield Properties, an affiliate of Brookfield, to provide operational services (including, without limitation, property management, leasing, and construction management) and corporate support services (including, without limitation, accounting and administrative services) to us and certain of our properties. We have also engaged Maymont Homes, an affiliate of Brookfield, to provide operational services (including, without limitation, property management, renovation, leasing, and turnover and maintenance oversight) for our single-family rental properties.

We also reimburse Brookfield Properties, Maymont Homes and other Brookfield affiliates for corporate support and operating personnel expenses, including, but not limited to, employees who provide on-site maintenance, leasing, administrative and operational support services. Such employees may be fully dedicated or a shared resource amongst other investments. Employees’ compensation and expenses continue to be an expense of the affiliate, and if they are a shared resource, the affiliate allocates such expense to us according to their policies and procedures. Personnel expenses may include information technology costs, human resources support (i.e. payroll and benefits), rent and office services, basic financial services (i.e. account receivables, bank account administration), professional development, travel, professional fees and similar expenses.

During the year ended December 31, 2024, we incurred $11.8 million of fees and expenses in connection with the services provided by Brookfield Properties and Maymont Homes.

Affiliate Services to Non-U.S. Investment

A Brookfield affiliate in Luxembourg provides company secretarial, accounting and administrative services to our unconsolidated non-U.S. investment. For the year ended December 31, 2024, the amount incurred by us for these services was insignificant. A Brookfield affiliate provides asset and property management services to our unconsolidated non-U.S. investment. For the year ended December 31, 2024, the amount incurred by us for these services was $0.2 million.

Captive Insurance Companies

BPG Bermuda Insurance Limited (“BAM Insurance Captive”), a Brookfield affiliate, provides property and liability insurance for certain of our properties. During the year ended December 31, 2024, we paid the BAM Insurance Captive an insignificant amount for insurance premiums.

On March 31, 2023, Obsidian Mutual, a Brookfield affiliate, replaced BAM Insurance Captive in providing property insurance for certain of our properties. For the year ended December 31, 2024, we incurred $0.3 million for insurance premiums provided by Obsidian Mutual.

On March 15, 2024, Onyx Mutual Insurance IC (“Onyx”), a Brookfield affiliate, replaced BAM Insurance Captive in providing liability insurance for certain of our properties. For the year ended December 31, 2024, we incurred $0.1 million for insurance premiums provided by Onyx.

Affiliate Title Service Provider

Horizon Land Services (“Horizon”), a Brookfield affiliate, provides title insurance for certain of our properties. Horizon acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments by us. During the year ended December 31, 2024, we paid Horizon an insignificant amount for title services.

Terrorism Insurance Provider

Liberty IC Casualty LLC (“Liberty”), a Brookfield affiliate, provides terrorism insurance for certain of our properties. For the year ended December 31, 2024, the insurance premiums incurred by us were an insignificant amount.

Submetering Services

Certain of our properties sold submetering infrastructure and associated equipment to Metergy, an affiliate of Brookfield. Sale proceeds earned by us for the year ended December 31, 2024 were nil. Metergy provides submetering services to certain of our properties. For the year ended December 31, 2024, the fee incurred by us was an insignificant amount.

Indemnification Agreements with Directors

We have entered into indemnification agreements with each of our directors. We refer to such indemnification agreements as “Indemnification Agreements” and our directors party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director of our company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Related Party Transaction Policies

In order to reduce or eliminate certain potential conflicts of interest, our Charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with the sponsor, the Adviser, our directors or their respective affiliates. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Report of the Independent Directors

The independent directors of the Board have examined the fairness of the transactions described above and have determined that all such transactions are fair and reasonable to us. The independent directors have reviewed our policies described above, in our Annual Report on Form 10-K and our registration statement related to our ongoing public offering, as well as other policies previously reviewed and approved by our Board of Directors and determined that they are in the best interests of our stockholders because they believe such policies are consistent with achieving our investment objectives while appropriately addressing conflicts of interest that may arise.

Submitted by the Independent Directors of Board of Directors:

Lori-Ann Beausoleil

Richard W. Eaddy

Thomas F. Farley

Robert L. Stelzl

Elisabeth (Lis) S. Wigmore

Conflicts of Interest

We are subject to conflicts of interest arising out of our relationship with Brookfield and Oaktree, including the Adviser, the Sub-Adviser and their respective affiliates. One member of our Board of Directors (who serves as Chairman of our Board of Directors and Chief Executive Officer) is affiliated with Brookfield, and our Chief Operating Officer and Portfolio Manager, Chief Financial Officer and our other executive officers are also executives of Brookfield or one or more of its affiliates. There is no guarantee that the terms of our Charter, the terms of the Advisory Agreement, the Sub-Advisory Agreement or the policies and procedures adopted by the Adviser, Brookfield, Oaktree and their respective affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser, Brookfield, Oaktree or their affiliates require approval by a majority of our independent directors.

General

Brookfield is a leading global alternative asset manager with approximately $1 trillion of assets under management across renewable power and transition, infrastructure, private equity, real estate and credit as of December 31, 2024. Brookfield invests client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. Brookfield offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. Brookfield draws on its heritage as an owner and operator to invest for value and seeks to generate strong returns for its clients, across economic cycles.

A key element of our strategy is to leverage Brookfield’s experience, expertise, broad reach, relationships and position in the market for investment opportunities and deal flow, financial resources, access to capital markets and operating needs. Brookfield believes that leveraging these capabilities is in the best interests of our company and our stockholders. However, being part of Brookfield’s broader platform, as well as activities of and other considerations relating to Other Brookfield Accounts gives rise to actual or potential conflicts of interest which may not be resolved in favor of our interests. Certain Other Brookfield Accounts may invest in, and in some cases, have priority ahead of us with respect to, properties, securities or investments that are suitable for us. Transactions between us and Brookfield or any Brookfield affiliate require approval by our Board of Directors, including a majority of our independent directors. There can be no assurance that our Board of Directors or the Adviser will identify, mitigate or resolve all conflicts of interest in a manner that is favorable to us.

Some examples of conflicts of interest that may arise by virtue of our relationship with Brookfield and Oaktree include:

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Allocation of Investment Opportunities. Investment opportunities identified by the Adviser and its affiliates that are within the scope of our investment objectives and strategy generally are expected to be presented to us. Notwithstanding the foregoing, the Other Brookfield Accounts, in certain cases, will have overlapping investment objectives with us or priority over us with respect to investment opportunities that meet both our and such Other Brookfield Account’s investment objectives. Where our investment objectives overlap with the investment objectives of one or more Other Brookfield Accounts, investment opportunities will be allocated on a basis that Brookfield determines in good faith is fair and equitable taking into account one or more principles (the “Allocation Principles”) as it deems relevant in its discretion, including (among others) (i) the size, nature and type of the investment opportunity (including the risk and return profiles of the opportunity, expected holding period and other attributes) as well as its fit within each account’s investment focus; (ii) the nature of our company’s and the Other Brookfield Accounts’ investment mandates (including their investment focus, objectives, strategies, guidelines, limitations, risk-return targets, client instructions (if any) and risk tolerance, as each is determined and adjusted from time to time over the lives of our company and the Other Brookfield Accounts; (iii) the geographic location of the investment opportunity, and Brookfield’s determination of the appropriateness of the risks of investing in such location for our company and the Other Brookfield Accounts; (iv) investment priorities of our company and the Other Brookfield Accounts, including in connection with follow-on opportunities; (v) the relative amounts of capital available (or expected to be available) for investment for the period in which such investment will be consummated; (vi) principles of diversification of investments (including, among others, sector, geographic, risk, asset and/or other portfolio diversification and/or concentration considerations); (vii) the expected future capacity of our company and the Other Brookfield Accounts; (viii) our company’s and the Other Brookfield Accounts’ liquidity needs (including for pipeline, follow-on, staged draw investments (including funding obligations with respect to such investments that are contingent upon achievement of certain milestones) and other opportunities pursued by our company and the Other Brookfield Accounts); (ix) the management (including mitigation) of any actual or potential conflict of interest considerations, including in connection with investment in different parts of an issuer’s capital structure; (x) limitations imposed by investors in our company and the Other Brookfield Accounts (pursuant to consent and/or approval rights or as otherwise agreed to with such investors); (xi) statutory minimum capital, risk retention and surplus requirements applicable to our company and/or the Other Brookfield Accounts; (xii) the capital efficiency of the investment opportunity for insurance and/or other purposes; (xiii) expected or actual ratings or lack of ratings of the investment opportunity; (xiv) the availability of other appropriate or similar investment opportunities; (xv) the extent to which the investment professionals involved in our company or the Other Brookfield Accounts participated in the sourcing and/or diligencing of the investment opportunity and as a result their knowledge and understanding of the investment opportunity; (xvi) whether the allocation would result in our company receiving a de minimis amount or an amount below the established minimum quantity; (xvii) related-party nature of the transaction and potential conflicts considerations that could arise as a result ; (xviii) whether our company is in liquidation; and/or (xix) other considerations deemed relevant by Brookfield (including legal, regulatory, tax, structuring, compliance, investment-specific, timing and similar considerations). To the extent that Brookfield determines that an overlap situation is likely to be recurring for particular types of investment opportunities, Brookfield could (but will not be required to) determine to apply the Allocation Principles in accordance with a formulaic or other systematic approach for any period of time, as it deems appropriate in its sole discretion. The factors considered by Brookfield in allocating investments among our company and Other Brookfield Accounts are expected to change over time (including to consider new, additional factors) and different factors are likely to be emphasized or be considered less relevant with respect to different investments. In some cases this will result in certain transactions being shared among our company and one or more Other Brookfield Accounts, while in other cases it will result in our company or one or more Other Brookfield Accounts being excluded from an investment entirely. In particular, Other Brookfield Accounts include an open-end private fund whose primary objective is to seek investments in high-quality properties located primarily in major markets in the United States, and other open-end private funds with similar investment strategies in other parts of the world, including Europe and Australia (collectively, the “Open-Ended Core Plus Funds”). Investment opportunities that are appropriate for the Open-Ended Core Plus Funds often require asset management or repositioning activities that are generally expected to result in greater appreciation potential than investment opportunities that are allocated to us, but in many cases will not be expected to generate sufficient stable current income to be consistent with our investment objectives and strategy. However, since the Open-Ended Core Plus Funds’ investment objectives do overlap with ours, we expect that from time-to-time investment opportunities that fit the investment criteria of both us and one of the Open-Ended Core Plus Funds will arise. Such opportunities will be allocated in accordance with the Allocation Principles. In addition, Brookfield manages certain Other Brookfield Accounts that invest in real estate debt. Brookfield generally expects to offer debt investment opportunities to its real estate debt funds before offering them to us because, while we expect to selectively invest in real estate debt, our investment strategy focuses primarily on equity investments. Brookfield also manages Other Brookfield Accounts that target “opportunistic” returns, Other Brookfield Accounts that focus on real estate secondary investments (which include, among other things, investments in pooled investment vehicles managed by third parties or recapitalization of third-party managed investment vehicles (in whole or in part)) and Other Brookfield Accounts that focus on single family rental properties, each of which is expected to receive allocations of investment opportunities suitable for its investment mandates before such opportunities are offered to us. Further, Brookfield may source future investment opportunities related to, or arising from, an existing investment, and such future investment opportunities may be allocated to an Other Brookfield Account instead of us because of timing or other considerations, such as lack of required available funds. These subsequent investments may dilute or otherwise adversely affect our interests or the interests of the previously invested Other Brookfield Account. As a result of the foregoing, opportunities sourced by Brookfield that would otherwise be suitable for us may not be available to us, or we may receive a smaller allocation of such opportunities than would otherwise have been the case.

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Co-Investment Expenses. Co-investors will typically bear their pro rata share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of their co-investments and, in certain cases, may be required to pay their pro rata share of fees, costs and expenses related to potential investments that are not consummated, such as broken deal expenses (including “reverse” breakup fees). Brookfield will endeavor to allocate such fees, costs and expenses on a fair and equitable basis.

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Facilitation of Co-Investments. Subject to the limitations set forth in our Charter, we may provide interim debt or equity financing (including emergency funding or as part of a follow-on investment) for the purpose of bridging a potential co-investment or a follow-on investment related to an existing co-investment (including prior to allocating or syndicating the co-investment or follow-on investment, as applicable, to co-investors, including Brookfield and/or Other Brookfield Accounts). Co-investment vehicles are similarly permitted to provide interim debt or equity financing for the purpose of bridging a potential co-investment or a follow-on investment. In order to potentially make available or otherwise facilitate co-investments, at any time during the course of an co-investment, we may also use our loan facilities to consummate, support, guarantee or issue letters of credit to support the portion of the co-investment made (or to be made) by co-investors (including, for the avoidance of doubt, on behalf of any co-investors in the co-investment vehicles including Brookfield and/or other Brookfield Accounts), including in connection with financings, refinancings and/or other restructurings of an investment, as deemed appropriate by Brookfield in its sole discretion. In those circumstances, such co-investors would be expected to bear their pro rata share of fees, costs and expenses (including hedging expenses) associated therewith and repay any amounts that come due and payable under such loan facility, guarantee or letter of credit issued for their benefit (but, for the avoidance of doubt, will not bear any other fees and/or expenses relating to the establishment and maintenance of the loan facility, guarantee and/or letter of credit, including for example set-up costs, standby and/or commitment fees relating to undrawn amounts, fees and expenses relating to renegotiation, extension and/or renewal of the facility, guarantee and/or letter of credit and other fees and/or expenses, which will only be borne by our company and its investors). In connection with any such interim investment, we may hedge our currency, interest rate or other exposure and, as a result, may incur hedging or borrowing costs. In order to potentially make available or otherwise facilitate our investments, at any time during the course of an investment, we may also use our line of credit to consummate, support, guarantee or issue letters of credit to support the portion of the investment made (or to be made) by co-investors.

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DST Program. We, the Operating Partnership and our affiliates may encounter various conflicts of interest as a result of the operating of the DST Program. The Adviser is affiliated with the Dealer Manager, which serves as the dealer manager for the DST Program. This relationship may create conflicts of interest with respect to decisions regarding whether to place properties into the DST Program. The Adviser, the Dealer Manager and their affiliates will receive fees and expense reimbursements in connection with their roles in the DST Program (certain of which costs are expected to be substantially paid by the private investors in the DST Program). Brookfield employees, including certain employees of the Adviser, will play key roles in managing the DST Program. Time spent on managing each DST could conflict with their responsibilities to the Adviser and to us. These potential conflicts may be exacerbated in situations where employees may be entitled to greater incentive compensation or other remuneration in connection with certain responsibilities (including responsibilities in connection with the DST Program). Certain master tenant subsidiaries of ours will pay rent to each DST pursuant to the applicable master lease agreement. Any shortfall in the operating revenue received by a master tenant entity below the negotiated rent due to the applicable DST must be covered either by us directly or by the Operating Partnership pursuant to a guaranty. The master tenant entities and the manager of the DST Program are all affiliates of each other and of Brookfield. They may face conflicts of interests in determining the amount of rent and projected costs under each master lease agreement, and these conflicts may not be resolved in our favor or the favor of the Operating Partnership. We have in the past and may continue to source DST Properties from our real properties held through the Operating Partnership. Although we believe the purchase price for each DST Property has been and will continue to be determined in a fair, reasonable, and impartial manner, there can be no assurance that such determination will accurately reflect the actual cost or arm’s length market rate of an acquisition of such DST Property, that our or Brookfield’s own interests did not influence this determination, or that a different methodology in determining the purchase price would not have also been fair, reasonable or yield a different (including more accurate) result. Moreover, following the acquisition of any DST Property, including those sourced from our real properties and those sourced from third parties, the FMV Option is exercisable at the Operating Partnership’s sole and absolute discretion. The Operating Partnership may choose to exercise the FMV Option in its own best interest and at a time when the value of the Operating Partnership units as compared to the value of the DST interests is high. In addition, it may determine not to exercise the FMV Option if the underlying DST Property is not an attractive acquisition opportunity for the Operating Partnership. Further, the Operating Partnership has the sole discretion to acquire the DST interests for cash instead of Operating Partnership units. As such, it may be acting in its own or in the interest of its affiliates when determining to exercise the FMV Option. In addition, upon the exercise of the FMV Option, the manager of the DST Program is responsible for selecting a third-party appraisal firm to evaluate the fair market value of the DST interests to be acquired by the Operating Partnership. A high appraisal value of DST Interests could harm us and the Operating Partnership for the benefit of the applicable DST. The manager of the DST Program, as an affiliate of Brookfield, may face conflicts of interest in selecting a third-party appraisal firm to determine the fair market value of DST Interests and such conflicts may not be resolved in our favor or the favor of the Operating Partnership.

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Client and Other Relationships. Brookfield and Oaktree each have long-term relationships with a significant number of developers, institutions, corporations and other market participants and their advisors (“Brookfield Client Relationships”). These Brookfield Client Relationships may hold or may have held investments similar to the investments intended to be made by us, including certain investments that may represent appropriate investment opportunities for us. These Brookfield Client Relationships may compete with us for investment opportunities. In determining whether to pursue a particular opportunity on our behalf, the Adviser may consider these relationships, and there may be certain potential opportunities which would not be pursued on our behalf in view of such relationships.

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Pursuit of Investment Opportunities by Certain Non-Controlled Affiliates. Certain companies affiliated with Brookfield (i) are controlled, in whole or in part, by persons other than Brookfield or entities controlled by it, including, for example, joint ventures or similar arrangements with third parties where Brookfield does not have complete control, or (ii) do not coordinate or consult with Brookfield or entities controlled by it with respect to investment decisions (together, “Non-Controlled Affiliates”). Such Non-Controlled Affiliates are likely to have investment objectives which overlap with our investment objectives and conflicts are likely to arise therefrom. For example, from time to time such Non-Controlled Affiliates or investment vehicles managed by such Non-Controlled Affiliates will pursue investment opportunities which are suitable for us, but which are not made available to us since such Non-Controlled Affiliates do not consult with or are not controlled by Brookfield or entities controlled by it.

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Conflicts Relating to Investments by Other Brookfield Accounts. It is expected that (i) Brookfield (including through the Adviser, its personnel or one of its affiliates) will give advice, and take actions, with respect to current or future Other Brookfield Accounts (including proprietary accounts of Brookfield) that will compete or conflict with the advice the Adviser gives to our company, or will involve a different timing or nature of action than that taken with respect to our company, and (ii) investments by Other Brookfield Accounts may have the effect of disadvantaging our investment strategies. When an Other Brookfield Account either manages or implements a portfolio decision ahead of, or contemporaneously with, portfolio decisions for our company, market impact, liquidity constraints, or other factors could result in our company receiving less favorable results, paying higher transaction costs, or being otherwise disadvantaged.

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Data and Information Sharing. Brookfield often has or obtains data and information that are utilized by Brookfield, our company, Other Brookfield Accounts or their portfolio companies across multiple strategies, businesses and operations that it would not otherwise have or obtain in the ordinary course. Conversely, Brookfield uses data and information that it has or acquires in connection with our activities for the benefit of its own business and investment activities as well as those of Other Brookfield Accounts and their portfolio companies. From time to time, Brookfield expects to commission third-party research, at our expense, in connection with its diligence of an investment opportunity for us or in connection with its management of one or more of our investments, and such research is expected to subsequently be available to Other Brookfield Accounts and the funds and accounts managed by Oaktree unrelated to our company

(collectively, “Other Oaktree Accounts”), who will generally not be required to compensate us for the benefit they receive from such research. Such benefits could be material and Brookfield will have no duty, contractual, fiduciary or otherwise, to keep such information confidential from, or not use such information in connection with the business and investment activities of itself, Other Brookfield Accounts or Other Oaktree Accounts or their respective portfolio companies.

To the extent it deems necessary or appropriate, in its sole discretion, Brookfield may provide data management services to us and our investments or Other Brookfield Accounts and their portfolio companies (collectively, “Data Holders”). Such services could include, among other things, assistance with obtaining, analyzing, curating, processing, packaging, organizing, mapping, holding, transforming, enhancing, marketing and selling data for monetization through licensing or sale arrangements with third parties or directly with Data Holders. Brookfield may share the products from its data management services within Brookfield (including with our company, Other Brookfield Accounts and their portfolio companies) at no charge and, in such cases, the Data Holders are not expected to receive any financial or other benefit from having provided their data to Brookfield. The provision of data management services will create incentives for Brookfield to pursue and make investments that generate a significant amount of data, including on our behalf. While all of our investments will be within our investment mandate and consistent with our investment objectives, they could include investments that Brookfield might not otherwise have made or investments on terms less favorable than Brookfield otherwise would have sought to obtain had it not been providing data management services.

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Terms of an Investment by an Other Brookfield Account May Benefit or Disadvantage Another Brookfield Account. From time to time, in making investment decisions for us or an Other Brookfield Account, the Adviser will face certain conflicts of interest between our interests, on the one hand, and the interests of the Other Brookfield Account. For example, subject to applicable law and any limitations contained in our Charter, the Adviser from time to time could cause us to invest in securities, bank loans or other obligations of portfolio companies or properties affiliated with or advised by Brookfield or in which Brookfield Accounts have an equity, debt or other interest, or to engage in investment transactions that result in Other Brookfield Accounts getting an economic benefit, being relieved of obligations or divested of investments.

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Conflicts between Us and Other Brookfield Accounts and Their Portfolio Companies. There may be conflicts between us or one of our investments, on the one hand, and Brookfield or an Other Brookfield Account or one or more portfolio companies thereof, on the other hand. In such circumstances, such Other Brookfield Account or portfolio company thereof may take actions that have adverse consequences for us or one of our investments, such as seeking to increase its market share at the investment’s detriment, withdrawing business from the investment in favor of a competitor that offers the same product or service at a more competitive price, or increasing prices of its products in its capacity as a supplier of the investment or commencing litigation against the investment.

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Purchase or Sale of Investments with Brookfield Affiliates. Without approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transaction, we will not purchase any investments from, or sell any investments to, any Other Brookfield Account or any other Brookfield affiliate. In certain circumstances, subject to the limitations set forth in our Charter, we could invest in assets or companies in which Brookfield or an Other Brookfield Account (including a co-investment account) holds an equity or debt position or in which Brookfield or an Other Brookfield Account invests (either in equity or debt positions) subsequent to our investment.

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Investment Platforms. We, alone or co-investing alongside Other Brookfield Accounts or third parties, may develop, organize or acquire assets that will serve as a platform for investments in a particular sector, geographic area or other niche (such arrangements, “Investment Platforms”). The management teams for such Investment Platforms (“Platform Management Teams”) will be owned and controlled by us, Other Brookfield Accounts or third parties, and may be established through recruitment, contract or the acquisition of one or more portfolio companies. The executives, officers, directors and shareholders of Platform Management Teams may represent other financial investors with whom we are not affiliated and whose interests may conflict with our interests, or which may include other professional interests that may conflict with our interests.

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Insurance and Reinsurance Capital. Brookfield currently manages, and expects in the future to manage, one or more Other Brookfield Accounts that include insurance- and reinsurance-related capital (including, for the avoidance of doubt, Brookfield Wealth Solutions Ltd., formerly knowns as Brookfield Reinsurance Partners (“BWS”, and together with any other insurance and reinsurance-related Brookfield Accounts, the “Brookfield Credit & Insurance Solutions Accounts”)). Among other things, Brookfield Credit & Insurance Solutions Accounts are expected to (a) invest in or alongside our company and Other Brookfield Accounts, (b) invest in securities, loans, structured financings, and/or other financial instruments issued by our company and Other Brookfield Accounts and/or portfolio companies thereof, (c) invest in different parts of an issuer’s or portfolio company’s capital structure (relative to investments made by our company and Other Brookfield Accounts, (d) transact with our company and Other Brookfield Accounts, including in respect of investments, tax benefits and/or other assets or services, (e) provide financing, refinancing and/or other loans to our company and Other Brookfield Accounts and/or portfolio companies or investments thereof for acquisition, investment, financing, working capital, and/or other purposes, (f) provide acquisition financing and other capital solutions to purchasers of assets sold by our company and Other Brookfield Accounts, and (g) warehouse investments on behalf of our company and Other Brookfield Accounts. These situations will give rise to conflicts of interests and potential adverse impacts on us.

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Structuring of Investments and Subsidiaries. Because Brookfield controls the Adviser, which will be entitled to receive the management and performance fees, Brookfield may structure our company and our investments in a manner that is advantageous for Brookfield and may implement various strategies and structures over time based on its own interests and objectives, while also taking into account the interests of our stockholders.

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Financings. If an Other Brookfield Account, Other Oaktree Account or Brookfield Insurance Account participates as a lender in borrowings by us or any of our subsidiaries, Brookfield’s or Oaktree’s interests may conflict with our interests. In this situation, our assets may be pledged to such Other Brookfield Account, Other Oaktree Account or Brookfield Insurance Account as security for the loan. In its capacity as a lender, the relevant Other Brookfield Account, Other Oaktree Account or Brookfield Insurance Account may act in its own interest, without regard for our interests, which may materially and adversely affect us, any subsidiary or investment entity and, in certain circumstances such as an event of default, ultimately may result in foreclosure of our assets and a loss of the entire investment.

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Financing to Fund Counterparties. There may be situations in which an Other Brookfield Account will offer or commit to provide financing to one or more third parties that are expected to bid for or purchase one of our investments (in whole or in part) from us. This type of financing could be provided through pre-arranged financing packages arranged and offered by an Other Brookfield Account to potential bidders in the relevant sales process or otherwise pursuant to bilateral negotiations between one or more bidders and the Other Brookfield Account. For example, where we seek to sell one of our investments (in whole or in part) to a third party in the normal course, an Other Brookfield Account may offer such third-party debt financing to facilitate its bid and potential purchase of such investment.

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Investments by Brookfield Personnel. The partners, members, shareholders, directors, officers and employees of Brookfield, including the Adviser (“Brookfield Personnel”), are permitted to buy and sell securities or other investments for their own accounts (including our securities and interests in Other Brookfield Accounts) or accounts of their family members, including trusts and other controlled entities. Positions may be taken by such Brookfield Personnel that are the same, different from, or made at different times than positions taken for our company. To reduce the possibility of (a) potential conflicts between our investment activities and those of Brookfield Personnel, and (b) our company being materially adversely affected by personal trading activities described above, Brookfield has established policies and procedures relating to personal securities trading. To this end, Brookfield Personnel that participate in managing our investment activities are generally restricted from engaging in personal trading activities (unless such activities are conducted through accounts over which Brookfield Personnel have no influence or control), and other Brookfield Personnel generally must pre-clear proposed personal trades. In addition, Brookfield’s policies include prohibitions on insider trading, front running, trading in securities that are on Brookfield’s securities watch list, trading in securities that are subject to a black-out period and other restrictions.

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Investments by the Related-Party Investor. Certain executives and former executives of Brookfield own a substantial majority of an investment vehicle (the “Related-Party Investor”) whose investment mandate is managed by Brookfield. There is no information barrier between the personnel managing the Related-Party Investor’s activities and the rest of Brookfield (with the exception of Oaktree and PSG, which are walled off). Brookfield has adopted protocols designed to ensure that the Related-Party Investor’s activities do not materially conflict with or adversely affect our activities (or any Other Brookfield Account) and to ensure that our interests (and the interests of Other Brookfield Accounts) are, to the extent feasible, prioritized relative to the Related-Party Investor’s interests, including among others in connection with the allocation of investment opportunities and the timing of execution of investments.

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Businesses Subject to Information Walls. Brookfield holds interests in various asset management businesses that manage their investment activities independently of each other. These include: (a) BAM; (b) Brookfield Public Securities Group, which manages investment funds and accounts that invest in public debt and equity markets (“PSG”); (c) Castlelake, which focuses on private and public credit including aviation leasing and lending, consumer credit and SME financing; (d) Duration Capital Partners, which focuses on transportation infrastructure investments; (e) 17Capital, which focuses on providing financing for private equity portfolios; (f) Pinegrove Capital Partners LLC (“Pinegrove”), a new, independent asset management business focused on secondary and structured capital solutions investments in the technology and venture capital space; (g) LCM Capital Management, which provides investment advisory services to individuals, pension and profit-sharing plans, charitable organizations and corporations; (h) Primary Wave, which focuses on investments in music royalties and (i) Oaktree, a global investment manager with significant assets under management, emphasizing an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. As part of the broader Brookfield platform, the businesses are managed with a view to exploring and executing strategic business development and other initiatives that are designed to enhance the overall business, including (among others) new marketing strategies, improved delivery of client services and the sharing of best practices. At the same time, each of these businesses other than BAM (collectively, the “Walled-Off Businesses”) is managed pursuant to an information barrier designed to enable each business to carry out its investment activities independently of the other businesses. It is expected that Brookfield, our company and its portfolio companies, and the Other Brookfield Accounts and their portfolio companies will engage in activities and have business relationships that give rise to conflicts (and potential conflicts) of interest between them, on the one hand, and Walled-Off Businesses (including Oaktree, for the avoidance of doubt), such businesses’ funds and accounts and their portfolio companies, on the other hand.

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Conflicts Relating to the Ownership of Oaktree. The Sub-Adviser is a subsidiary of Oaktree and Brookfield is an indirect controlling parent of Oaktree, which together with certain related transactions results in Brookfield owning a majority economic interest in Oaktree’s business. Brookfield and Oaktree operate their respective investment businesses largely independently pursuant to an information barrier, with each operating under its brand and led by its own management and investment teams. So long as the information barrier remains in place, Oaktree, Other Oaktree Accounts and their respective portfolio companies will not be treated as “affiliates” of Brookfield or us for purposes of Brookfield’s identification and management of conflicts of interest (e.g., allocation of investment opportunities, transactions or services with us or Other Oaktree Accounts). It is expected we and our investments (as well as Other Brookfield Accounts and their portfolio companies) will engage in activities and have business relationships that give rise to conflicts (and potential conflicts) of interest between us (or such Other Brookfield Account), on the one hand, and Oaktree and Other Oaktree Accounts, on the other hand.

There is (and in the future will continue to be) overlap in investment strategies and investments pursued by us and Other Oaktree Accounts. Nevertheless, the Adviser does not expect to coordinate or consult with Oaktree with respect to investment activities or decisions for our company other than with respect to the services provided to us by the Sub-Adviser pursuant to the Sub-Advisory Agreement. While this absence of coordination and consultation, and the information barrier described above, will in some respects serve to mitigate conflicts of interests between us and Other Oaktree Accounts, these same factors also will give rise to certain conflicts and risks in connection with Brookfield’s and Oaktree’s investment activities, and make it more difficult to mitigate, ameliorate or avoid such situations.

In addition, from time to time and subject to the limitations set forth in our Charter, Other Oaktree Accounts may hold an interest in an investment (or potential investment) of ours, or subsequently purchase (or sell) an interest in an investment (or potential investment) of ours including in different parts of the capital structure. Conversely, we could be adversely impacted by Oaktree’s activities. In addition, as a result of different investment objectives, views or interests in investments, it is expected that Oaktree will manage certain Other Oaktree Accounts’ interests in a way that is different from our interests, which could adversely impact our direct or indirect interests. Oaktree and Other Oaktree Accounts are also expected to take positions, give advice and provide recommendations that are different, and potentially contrary to, those which are taken by, or given or provided to, us, and are expected to hold interests that potentially are adverse to those held by us, directly or indirectly. We, on the one hand, and Other Oaktree Accounts, on the other hand, will in certain cases have divergent interests, including the possibility that, subject to the limitations set forth in our Charter, our interests are subordinated to Other Oaktree Accounts’ interests or are otherwise adversely affected by Other Oaktree Accounts’ involvement in and actions related to an investment. Oaktree will not have any obligation or other duty to make available for our benefit any information regarding its activities, strategies or views.]

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Material, Non-Public Information. Brookfield (including PSG, Oaktree and other Brookfield businesses that are separated by information barriers) and Other Brookfield Accounts are deemed to be affiliates for purposes of certain laws and regulations and it is anticipated that, from time to time and subject to the limitations set forth in our Charter, we and Other Brookfield Accounts will each have positions (which in some cases will be significant) in one or more of the same investments in one or more of the same issuers that Brookfield needs to aggregate for certain securities laws and other regulatory purposes (including for purposes of certain trading restrictions and/or reporting obligations in various jurisdictions). Consequently, activities by Brookfield Accounts could result in earlier public disclosure of investments by us or Other Brookfield Accounts, restrictions on transactions by us or Other Brookfield Accounts (including the ability to make or dispose of certain investments at certain times), adverse effects on the prices of investments made by us or Other Brookfield Accounts, potential short-swing profit disgorgement, penalties and/or regulatory remedies, or otherwise create conflicts of interest for Brookfield and the Adviser.

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Allocation of Costs and Expenses. The Adviser decides whether costs and expenses (including, among others, those incurred in connection with Affiliated Services, internal audits and engagements of third-party service providers) are to be borne by us, on the one hand, or the Adviser (or an affiliate thereof), on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and Other Brookfield Accounts, on the other hand, pursuant to the terms of the Advisory Agreement.

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Affiliated Services and Transactions. Brookfield intends to perform or provide a variety of different services or products to us and our investments or potential investments that would otherwise be provided by independent third parties, including (among others): lending and loan special servicing, arranging, negotiating and managing financing, refinancing, hedging, derivative, managing workouts and foreclosures and other treasury and capital markets arrangements; investment banking; investment support, including investment backstop, guarantees and similar investment support arrangements; advisory, consulting, brokerage, market research, appraisal, valuation, risk management, assurance, and audit services (including related to investment, assets, commodities, goods and services); financial planning, cash flow modeling and forecasting, consolidation, reporting, books and records, bank account and cash management, controls and other financial operations services; transaction support, assisting with review, underwriting, analytics, due diligence and pursuit of investments and potential investments; anti-bribery and corruption, anti-money laundering and “know your customer” reviews, assessments and compliance measures; investment onboarding (including training employees of investments on relevant policies and procedures relating to risks); legal, compliance, regulatory, tax and corporate secretarial services; fund administration, accounting and reporting (including coordinating, supervising and administering onboarding, due diligence, reporting and other administrative services, including those associated with the third party fund administrator and placement agents and client onboarding (including review of subscription materials and coordination of anti-bribery and corruption, anti-money laundering or “know your customer” reviews and assessments)); preparation and review of operative documents, negotiation with prospective investors and other services that would be considered organizational expenses of our company if performed by a third party; portfolio company and asset/property operations and management (and oversight thereof); data generation, data analytics, data analysis, data collection and data management services; participation in and/or advice on a range of activities by strategic and/or operations of professionals with established industry expertise, including among others in connection with (or with respect to) the origination, identification, assessment, pursuit, coordination, execution and consummation of investment opportunities, including project planning, engineering and other technical analysis, securing site control, preparing and managing approvals and permits, financial analysis and managing related-stakeholder matters; real estate, leasing and/or asset/facility management; service as administrative and collateral agent; development management (including pre-development, market and site analysis, modeling, zoning, entitlements, land use, pre-construction, community and government relations, design, environmental review and approvals, securing and administering compliance with governmental agreements, government approvals and incentive programs, permitting, site safety planning and construction); marketing (including of power or other output by an underlying asset/portfolio company); environmental and sustainability services; the placement and provision of various insurance policies and coverage and/or reinsurance thereof, including via risk retention, insurance captives and/or alternative insurance solutions; system controls; human resources, payroll and welfare benefits services; health, life and physical safety, security, operations, maintenance and other technical specialties; supply and/or procurement of power, energy and/or other commodities/goods/products; information technology services, risk management and innovation (including cyber/digital security and related services); all services contemplated by the Rate Schedule (as defined below); other operational, back office, administrative and governance related services; oversight and supervision of the provision, whether by a Brookfield affiliate/related party or a third party, of the above-referenced services and products; and any other services that Brookfield deems appropriate, relevant and/or necessary in connection with the operations and/or management of our company and its stockholders, investments, potential investments and/or investment entities (such services, collectively, “Affiliated Services”). To the extent that Brookfield (including any of its affiliates or personnel, other than portfolio companies of Other Brookfield Accounts) provides Affiliated Services to us, a feeder vehicle or any of our investments, such person or their affiliates or designees will receive fees or cost reimbursement (which may include a carried interest or similar type of incentive fee): (a) at rates set out in a rate schedule that is approved by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transaction, as fair and reasonable and no less favorable than rates charged by third parties for comparable services (the “Rate Schedule”), or (b) to the extent that rates for an Affiliated Service are not included in the Rate Schedule, at or below an arm’s-length market rate that is approved by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transaction as fair and reasonable and no less favorable than rates charged by third parties for comparable services (“Affiliated Service Rate”). A portion of any fees paid to Brookfield affiliates in accordance with the Rate Schedule may be paid as a pass-through of payroll costs for the Brookfield personnel providing such services (in which case the amount payable as a fee in accordance with the Rate Schedule will be reduced on a dollar-for-dollar basis).

With respect to Affiliated Services, the costs of personnel managing day to day operations of an investment (collectively, “Operating Personnel”), in each case whether employed by Brookfield or a third-party and whether performing services on site or off site, will be charged our investments at cost (including an allocable share of internal costs) in addition to the fees that are prescribed by the Rate Schedule or the Affiliate Service Rate, as applicable. For the avoidance of doubt, the fees so charged will not be reduced by the costs of Operating Personnel. The passed-through costs of such Operating Personnel are often substantial, and in certain cases, are expected to exceed the amount of fees charged in accordance with the Rate Schedule or the Affiliated Services Rate, as applicable.

In certain cases, Brookfield will oversee and/or supervise third-party service providers who provide services that, if performed by Brookfield, would be charged to us in accordance with the Rate Schedule and/or the Affiliate Service Rate; in such cases, Brookfield may charge, (i) fees that, when combined with the fees charged by the third party services provider, are at a rate equal to or less than those set out in the Rate Schedule, or (ii) at cost (including an allocable share of internal costs) plus an administrative fee of 5% in addition to the third-party service provider’s fees, which amounts may in the aggregate exceed the rates set forth on the Rate Schedule.

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Administrative Services. The Adviser expects to perform certain support services for us and our investments that could otherwise be outsourced to third parties, including legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services. Pursuant to the Advisory Agreement, we will reimburse the Adviser for such administrative service expenses, including, but not limited to, personnel and related employment costs incurred by the Adviser or its affiliates in performing such services on our behalf, provided that no reimbursement shall be made for expenses related to personnel of the Adviser and its affiliates who provide investment advisory services to us pursuant to the Advisory Agreement or who serve as our directors or executive officers as designated by our Board of Directors. The Adviser will be under no obligation to evaluate alternative providers or to compare pricing for these administrative services. While the Adviser believes that this enhances the services the Adviser can offer to us and our investments in a cost-efficient manner, the relationship presents conflicts of interest. The Adviser will set the compensation for the employees who provide these administrative services and will determine other significant expenditures that will affect the expense reimbursement provided by us and our investments.

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Transactions with Portfolio Companies. In addition to any Affiliated Services described above, certain of our investments will in the ordinary course of business provide services or goods to, receive services or goods from, lease space to or from, or participate in agreements, transactions or other arrangements with (including the purchase and sale of assets or debt securities and other matters that would otherwise be transacted with independent third parties), portfolio companies owned by Other Brookfield Accounts, PSG, Oaktree, Other Oaktree Accounts and Non-Controlled Affiliates. In cases where such portfolio companies are “affiliates” of Brookfield, the Adviser, the Sub-Adviser, or any of their respective affiliates for purposes of our Charter, these transactions will be entered into only with the approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transactions as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Furthermore, Brookfield (or Other Brookfield Accounts, Other Oaktree Accounts or their businesses) will from time to time make equity or other investments in companies or businesses that provide services to or otherwise contract with us or our investments.

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Possible Future Activities. Brookfield expects to expand the range of services that it provides over time. Except as provided herein, Brookfield will not be restricted in the scope of its business or in the performance of any services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Brookfield has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with companies that hold or may have held investments similar to those made by us as well as companies that compete with us. These companies may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities and other business activities.

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Advisors. Brookfield from time to time engages or retains strategic advisors, senior advisors, operating partners, executive advisors, consultants or other professionals who are not employees or affiliates of Brookfield, but which include former Brookfield employees as well as current and former officers of Brookfield portfolio companies (collectively, “Consultants”). Consultants are expected, from time to time, to receive payments from, or allocations or performance-based compensation with respect to, Brookfield, us or our investments. In such circumstances, payments from, or allocations or performance-based compensation with respect to, us or our investments generally will be treated as our expenses. Exclusive arrangements or other factors may result in such compensation arrangements not always being comparable to costs, fees or expenses charged by other third parties. Accounting, network, communications, administration and other support benefits, including office space, may be provided by Brookfield or us to Consultants without charge, and any costs associated with such support may be borne by us.

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Shared Resources. In certain circumstances, in order to create efficiencies and optimize performance, one or more of our investments or properties may determine to share the operational, legal, financial, back-office or other resources of an investment or property of Brookfield or an Other Brookfield Account. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities on a basis that Brookfield determines in good faith is fair and equitable (but which will be inherently subjective). To the extent these types of arrangements constitute transactions between us or our investments on the one hand, and “affiliates” of Brookfield, the Adviser, the Sub-Adviser, or any of their respective affiliates for purposes of our Charter, these arrangements will be entered into only with the approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transactions as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

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Travel Expenses. We will reimburse the Adviser and its affiliates for out-of-pocket travel expenses incurred in identifying, evaluating, sourcing, researching, structuring, negotiating, acquiring, making, holding, developing, operating, managing, selling or potentially selling, restructuring or otherwise disposing of our proposed or actual investments, in connection with the formation, marketing and offering of our shares and otherwise in connection with our business. In addition, travel expenses incurred in the marketing and offering of our shares will be considered offering expenses, including where such travel expenses relate to the offering of a feeder vehicle primarily created to hold our shares of common stock. Brookfield employees will generally be encouraged to utilize preferred travel and accommodation partners, including hotels, when incurring travel expenses. Such preferred partners will often be assets or portfolio companies of Brookfield Accounts and typically will not be the most economical option available.

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Service Providers. From time to time, our service providers or service providers of our investment entities invest in us or are sources of investment opportunities and counterparties therein, or otherwise participate in transactions or other arrangements (or otherwise have a business, financial or other relationship) with us, Brookfield or Brookfield affiliates. Furthermore, employees of Brookfield or Brookfield portfolio companies have and may in the future have family members or relatives employed by service providers to us, any Other Brookfield Account or Brookfield. All of the above factors may influence Brookfield in deciding whether to select such a service provider. In addition, we and Other Brookfield Accounts (including Brookfield for its own account) and their portfolio companies often engage common providers of goods or services. These common providers sometimes provide bulk discounts or other fee discount arrangements, which may be based on an expectation of a certain amount of aggregate engagements by Other Brookfield Accounts and portfolio companies over a period of time.

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Use of Brookfield Arrangements. We may seek to use a swap, currency conversion or hedging arrangement or line of credit or other financing that Brookfield has in place for our own benefit or the benefit of Other Brookfield Accounts. In this case, Brookfield will pass through the terms of such arrangement to us as if we had entered into the transaction itself. However, in such cases we will be exposed to Brookfield’s credit risk since we will not have direct contractual privity with the counterparty. Further, it is possible that we would have been able to obtain more favorable terms for our company if we had entered into the arrangement directly with the counterparty.

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Insurance. The Adviser will cause us to purchase insurance for the benefit of our company and other indemnified parties with respect to matters related to our business (including directors and officers liability insurance and errors and omissions insurance), or for our benefit or any of our investments, with respect to investment-related matters (including but not limited to terrorism, property, title, liability and fire insurance or extended coverage). We and Other Brookfield Accounts and their portfolio companies and other investments may utilize Brookfield affiliates for placement and administration of insurance or an affiliated insurance broker or insurance provider in connection with all or part of their insurance coverage, and we may leverage the scale of Brookfield by participating in shared, blanket or umbrella insurance policies as part of a broader group of entities affiliated with Brookfield. To the extent an insurance policy provides coverage with respect to matters related to our company or our investments, all or a portion of the fees and expenses (including premiums) of such insurance policy and its placement will be allocated to us. Because Brookfield will bear a portion of such fees and expenses and has differing investment interests in the funds and accounts it manages, conflicts may arise in the determination of the proper allocation of such fees and expenses among Brookfield and such funds and accounts.

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Diverse Interests. In certain circumstances, the Brookfield Investor in its capacity as one of our stockholders may have conflicting investment, tax and other interests with the interests of other stockholders. Such conflicting interests could relate to or arise from, among other things, the nature of our investments, the residency or domicile of our stockholders and the manner in which one or more of our investments are reported for tax purposes. As a consequence, in certain circumstances, conflicts of interest will arise in connection with the decisions made by the Adviser, including with respect to the nature, structuring or reporting of our investments, that may be adverse to our stockholders generally, or may be more beneficial for a particular stockholder than for another, including with respect to stockholders’ particular tax situations. In selecting and structuring potential investments appropriate for us, the Adviser will consider our investment and tax objectives and those of our stockholders as a whole (and those of investors in Other Brookfield Accounts that participate in the same investments as us), not the investment, tax or other objectives of any stockholder individually. However, conflicts may arise if certain stockholders have objectives that conflict with ours. In addition, Brookfield may face certain tax risks based on positions we take, including as a withholding agent. In connection therewith, Brookfield may take certain actions, including withholding amounts to cover actual or potential tax liabilities, that it may not have taken in the absence of such tax risks.

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Allocation of Personnel. The Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, Brookfield Personnel will also work on matters related to Other Brookfield Accounts. Accordingly, conflicts may arise in the allocation of personnel among us and such Other Brookfield Accounts.

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Fees and Other Compensation to the Adviser and the Dealer Manager. The agreements between us and the Adviser and the Dealer Manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to the relevant agreements may exceed what we would pay to an independent third party. These agreements, including the Advisory Agreement and the Dealer Manager Agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of the fees the Adviser and the Dealer Manager receive from us could create a conflict of interest between the Adviser or the Dealer Manager, on the one hand, and our stockholders, on the other hand. Specifically, the Adviser is responsible for the calculation of our NAV, and the management fee we pay the Adviser and the fees we pay the Dealer Manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of the Adviser’s personnel with respect to: the continuation, renewal or enforcement of our agreements with the Adviser and its affiliates, including the Advisory Agreement and the Dealer Manager Agreement; the decision to adjust the value of any of our investments or the calculation of our NAV; and public offerings of equity by us, which may result in increased advisory fees to the Adviser and increased fees to the Dealer Manager.

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UPREIT Structure. Our umbrella partnership real estate investment trust (“UPREIT”) structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders. Our directors and officers have duties to the us and our stockholders under Maryland law and our Charter in connection with their management of the us. At the same time, the OP GP, our wholly-owned subsidiary, as general partner of the Operating Partnership, has fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as the sole member of the general partner of the Operating Partnership may come into conflict with the duties of our directors and officers to the us and our stockholders. Additionally, the partnership agreement expressly limits the general partner’s liability by providing that it will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if it acted in good faith. In addition, the Operating Partnership is required to indemnify the general partner for liabilities the general partner incurs in dealings with third parties on behalf of the Operating Partnership.

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Calculation Errors. The calculation of amounts due to the Adviser and Brookfield affiliates in connection with the provision of services to us and our investments (including amounts owed in respect of Affiliated Services, protective loans, cost allocations, and other matters) is complex and at times based on estimates and/or subject to periodic (post-transaction) reconciliations. Brookfield may make errors in calculating such amounts, and/or recognize over- or under-estimates of such amounts in performing routine reconciliations and/or other internal reviews. When such an error or under- or over-estimate that disadvantaged us is discovered, Brookfield will make us whole for such amount based on the particular situation, which may involve a return of distributions or fees or a waiver of future distributions or fees, in each case in an amount necessary to reimburse us for such overpayment. As a general matter, Brookfield does not expect to pay interest on such amounts. Likewise, when an error or under- or over-estimate that advantaged us is discovered, Brookfield will make itself whole for such amount, as applicable, and generally will not charge interest in connection with any such make-whole payment.

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Investment Banking and Other Activities. Brookfield and its affiliates may provide investment banking, advisory, consulting, restructuring, broker-dealer and other services to third parties, including investments in which we may desire to invest or issuers with which we may desire to transact. In such circumstances, we may be restricted from pursuing such investment or transaction as a result of limitations imposed by, among other things, applicable law or Brookfield’s internal conflicts or compliance policies.

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Brookfield Conflicts Committee. Numerous actual and potential conflicts of interest are expected to arise in connection with the management and operation of our company, our investments and other activities. Pursuant to our Charter, certain conflicts of interest are required to be disclosed to, or approved by, our Board of Directors. Other conflicts of interest, however, will be resolved by Brookfield. In certain circumstances, potential conflicts of interest related to Brookfield and us may arise, which the Adviser, in its discretion, determines to present to Brookfield’s conflicts committee for review and approval. Brookfield’s conflicts committee is intended to provide review and analysis, and ensure appropriate resolution, of potential conflicts of interest. However, there can be no assurance that the Adviser will send all potential conflicts of interest to the conflicts committee. Furthermore, the conflicts committee comprises representatives from Brookfield and, as a result, (a) such representatives may themselves be subject to conflicts of interest and (b) there can be no assurance that any determinations made by the conflicts committee will be favorable to us. The conflicts committee will act in good faith to resolve potential conflicts of interest in a manner that is fair and balanced, taking into account the facts and circumstances known to it at the time. However, there is no guarantee that the conflicts committee will make the decision that is most beneficial to us or that the conflicts committee would not have reached a different decision if additional information were available to it.

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Review of Transactions by the Independent Directors of the Board of Directors. Every transaction that we enter into with the Adviser, the Sub-Adviser, or their respective affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate of the Adviser in the event of a default by or disagreement or in invoking powers, rights or options pursuant to any agreement between us and the Adviser or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, our Charter requires that certain transactions are to be reviewed by our independent directors.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), the proposal should be mailed by certified mail, return receipt requested, to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2026 Annual Meeting, a proposal must be received by our Secretary no later than December 5, 2025 (120 days before the first anniversary of the prior year’s date of mailing of the notice of the preceding year’s annual meeting). Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2026 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act. To be timely, a stockholder’s notice must be delivered to the Secretary at our principal executive offices no earlier than November 5, 2025 and no later than December 5, 2025 (not less than 120 days nor more than 150 days prior to the first anniversary of the date the preceding year’s proxy statement is released to stockholders). If the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than 150 days prior to the 2026 Annual Meeting and not later than the close of business on the later of 120 days prior to the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Michelle L. Campbell

Michelle L. Campbell

Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brookfieldreit.com) and click on “Stockholders Communications” under the “Resources” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

SCAN TO BROADRIDGE CORPORATE ISSUER SOLUTIONS VIEW MATERIALS & VOTE C/O BROOKFIELD REAL ESTATE INCOME TRUST INC. BROOKFIELD PLACE VOTE BY INTERNET 250 VESEY STREET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 15TH FLOOR Use the Internet to transmit your voting instructions and for electronic delivery of information up NEW YORK, NY 10281 until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To attend the meeting - Go to www.virtualshareholdermeeting.com/BRREIT2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70207-Z89965 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BROOKFIELD REAL ESTATE INCOME TRUST INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain 1a. Lori-Ann Beausoleil ! ! ! For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP 1b. Richard W. Eaddy ! ! ! ! ! ! as the independent registered public accounting firm for 2025. 1c. Thomas F. Farley ! ! ! NOTE: Such other business as may properly come before the 1d. Brian W. Kingston ! ! ! meeting or any adjournment thereof. 1e. Robert L. Stelzl ! ! ! 1f. Elisabeth (Lis) S. Wigmore ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report, which includes the Company’s Annual Report on Form 10-K, are available at www.proxyvote.com. V70208-Z89965 BROOKFIELD REAL ESTATE INCOME TRUST INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2025 The undersigned hereby appoint(s) Brian W. Kingston, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BROOKFIELD REAL ESTATE INCOME TRUST INC. held of record by the undersigned at the close of business on March 14, 2025 that the undersigned is/are entitled to vote if virtually present at the Annual Meeting of Stockholders to be held at 11:00 a.m., ET on June 12, 2025 and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE